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                                                                   EXHIBIT 10.70

                                    AMENDMENT
                                 TO THE KEYCORP
                         SUPPLEMENTAL RETIREMENT BENEFIT
                             PLAN FOR KEY EXECUTIVES

      WHEREAS, KeyCorp has established the KeyCorp Supplemental Retirement Benefit Plan for Key Executives (the "Plan"), a nonqualified plan of deferred compensation for a certain select group of KeyCorp employees, and

      WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to permit amendments to the Plan, and

      WHEREAS, in conjunction with the enactment of the American Jobs Creation Act of 2004, the Compensation Committee of the Board of Directors of KeyCorp has determined it desirable to preserve Plan participants' earned and vested Plan benefits in accordance with the law in effect prior to the enactment of the American Jobs Creation Act of 2004 and accordingly has authorized the freezing of the Plan to preserve such benefits as of December 31, 2004. The Compensation Committee has accordingly directed the execution of this Amendment to effectuate the expressed intent of the Committee.

      NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Plan is hereby frozen with regard to any additional accruals, deferrals, and contributions to the Plan after December 31, 2004 as follows:

      1.    A new Article X has been added to the Plan to provide the following:
            "ARTICLE X AMENDMENT TO FREEZE

            10.1 NO NEW ACCRUALS. As of January 1, 2005 the Plan shall be frozen with regard to all new accruals, deferrals, and contributions to the Plan after December 31, 2004 and all Participants' Plan benefits that are earned and vested as of December 31, 2004 shall be administered in accordance with the terms of the Plan as frozen and with the requirements of the law in effect prior to the enactment of
            Section 409A of the Code."

      2. The amendment set forth in Paragraphs 1 shall be effective as of December 31, 2004.

      3. Except as otherwise amended herein, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, KeyCorp has caused this Amendment to the Plan to be executed by its duly authorized officer as of this 28th day of December 2004.

                                                 KEYCORP

                                                 By: /s/ Thomas E. Helfrich
                                                     ----------------------
                                                 Title: Executive Vice President